Exhibit 99.1

FOR IMMEDIATE RELEASE

Sleep Number Announces RECORD Fourth-Quarter AND Full-YEAR 2019 Results

•	2019 full-year net sales up 11% to a record $1.7 billion
•	Full-year diluted EPS up 41% to $2.70
•	Operating cash flows increased 44% to $189 million; generated 17.8% ROIC for the year
•	Provides 2020 earnings outlook of $3.10 per diluted share, an increase of 15% versus 2019

MINNEAPOLIS – (February 19, 2020) – Sleep Number Corporation (Nasdaq: SNBR) today reported record results for the year ended December 28, 2019.

“Consumer response to our revolutionary 360® smart beds has been exceptional, driving six consecutive quarters of double-digit demand growth, including acceleration in the fourth quarter,” stated Shelly Ibach, President and CEO. “Our differentiated, consumer innovation strategy drove record results again in 2019, including an 11% net sales increase to $1.7 billion and a 41% increase in diluted EPS to $2.70 per share. We begin the next chapter of our strategic journey as a purpose driven company in the health and wellness space. Executing our ambitious vision, while investing to ensure broad consumer relevance is delivering superior returns for our shareholders.”

Full Year Overview

•	Net sales increased 11% to $1.7 billion in 2019, including a 6% comparable sales gain and 5 percentage points of growth from new stores
•	Gross profit rate increased 130 basis points (bp) to 61.9% of net sales
•	Operating income increased 21% to $112 million, or 6.6% of net sales, up 60 bp versus prior year, while investing in our near- and long-term growth drivers
•	Earnings per diluted share increased 41% to $2.70

Fourth Quarter Overview

•	Net sales increased 7% (up 14% versus prior year adjusted) to $441 million
•

Prior year’s reported results were impacted by one week of deliveries ($24 million of net sales and 23 cents of EPS) which shifted from the third to the fourth quarter; refer to the Reconciliation of Non-GAAP Financial Measures tables on page 10 of our fourth quarter 2018 earnings press release

•	Earnings per diluted share of $0.82, compared with $0.81 for the prior year ($0.58 prior year adjusted)

2019 Full Year Cash Flows and Liquidity Review

•	Generated a record $189 million in net cash from operating activities, up 44% versus the prior year
•	Invested $59 million in capital expenditures, compared with $46 million for the prior year
•	Acquired $146 million of SNBR stock in 2019, bringing total cash returned to shareholders to $843 million over the past six years; $475 million remaining under our share repurchase authorization
•	Ended the year with a leverage ratio of 2.7x EBITDAR; continue to operate with a targeted range of 2.5x to 3.0x EBITDAR with seasonal fluctuations expected
•	Return on invested capital (ROIC) was 17.8% for the year, up 180 bp versus 2018

Financial Outlook

The company expects to generate full-year 2020 earnings per diluted share of $3.10, a 15% increase versus full-year 2019 earnings per diluted share of $2.70. The outlook assumes high-single digit net sales growth for 2020, including the benefit of an extra fiscal week. The outlook assumes an estimated effective income tax rate of approximately 22% (including an estimated $3 million of excess tax benefits related to stock-based compensation), compared to 18.6% for 2019. The company anticipates 2020 capital expenditures to be approximately $60 million.

Sleep Number Announces Fourth-quarter and Full-year 2019 Results – Page 2 of 9

Conference Call Information

Management will host its regularly scheduled conference call to discuss the company’s results at 5 p.m. EST (4 p.m. CST; 2 p.m. PST) today. To listen to the call, please dial 800-593-9959 (international participants dial 517-308-9340) and reference the passcode “Sleep.” To access the webcast, please visit the investor relations area of the Sleep Number website at http://www.sleepnumber.com/eng/aboutus/InvestorRelations.cfm. The webcast replay will remain available for approximately 60 days.

About Sleep Number Corporation

As a purpose driven company, Sleep Number’s mission is to improve lives by individualizing sleep experiences. Our revolutionary Sleep Number 360® smart beds deliver proven, quality sleep through effortless, adjustable comfort. Our integrated SleepIQ® operating system captures over 10 billion biometric data points every night and offers actionable insights to improve your overall sleep health and wellness.

To experience proven quality sleep, visit SleepNumber.com or one of over 610 Sleep Number® stores. More information is available on our newsroom and investor relations site.

Forward-looking Statements

Statements used in this news release relating to future plans, events, financial results or performance are forward-looking statements subject to certain risks and uncertainties including, among others, such factors as current and future general and industry economic trends and consumer confidence; the effectiveness of our marketing messages; the efficiency of our advertising and promotional efforts; our ability to execute our company-controlled distribution strategy; our ability to achieve and maintain acceptable levels of product and service quality, and acceptable product return and warranty claims rates; our ability to continue to improve and expand our product line; consumer acceptance of our products, product quality, innovation and brand image; industry competition, the emergence of additional competitive products, and the adequacy of our intellectual property rights to protect our products and brand from competitive or infringing activities; claims that our products, processes, advertising, or trademarks infringe the intellectual property rights of others; availability of attractive and cost-effective consumer credit options; pending and unforeseen litigation and the potential for adverse publicity associated with litigation; our manufacturing processes with minimal levels of inventory, which may leave us vulnerable to shortages in supply; our dependence on significant suppliers and third parties and our ability to maintain relationships with key suppliers or third-parties, including several sole-source suppliers or providers of services; rising commodity costs and other inflationary pressures; risks inherent in global sourcing activities, including tariffs, pandemics, strikes, and the potential for shortages in supply; risks of disruption in the operation of our main manufacturing facilities or assembly distribution facilities; increasing government regulation; the adequacy of our and third-party information systems to meet the evolving needs of our business and existing and evolving risks and regulatory standards applicable to data privacy and security; the costs and potential disruptions to our business related to upgrading our management information systems; the vulnerability of our and third-party information systems to attacks by hackers or other cyber threats that could compromise the security of our systems, result in a data breach or disrupt our business; and our ability to attract, retain and motivate qualified management, executive and other key team members, including qualified retail sales professionals and managers.  Additional information concerning these and other risks and uncertainties is contained in the company’s filings with the Securities and Exchange Commission (SEC), including the Annual Report on Form 10-K, and other periodic reports filed with the SEC. The company has no obligation to publicly update or revise any of the forward-looking statements in this news release.

# # #

Investor Contact: Dave Schwantes; (763) 551-7498; investorrelations@sleepnumber.com

Media Contact: Julie Elepano; (763) 551-7459; julie.elepano@sleepnumber.com

Sleep Number Announces Fourth-quarter and Full-year 2019 Results – Page 3 of 9

SLEEP NUMBER CORPORATION

AND SUBSIDIARIES

Consolidated Statements of Operations

(unaudited – in thousands, except per share amounts)

	Three Months Ended
	December 28, 2019	% of Net Sales	December 29, 2018	% of Net Sales
Net sales	$441,166	100.0%	$411,825	100.0%
Cost of sales	165,052	37.4%	160,746	39.0%
Gross profit	276,114	62.6%	251,079	61.0%
Operating expenses:
Sales and marketing	198,123	44.9%	175,899	42.7%
General and administrative	35,490	8.0%	29,431	7.1%
Research and development	9,510	2.2%	7,629	1.9%
Total operating expenses	243,123	55.1%	212,959	51.7%
Operating income	32,991	7.5%	38,120	9.3%
Interest expense, net	2,619	0.6%	2,093	0.5%
Income before income taxes	30,372	6.9%	36,027	8.7%
Income tax expense	6,279	1.4%	9,037	2.2%
Net income	$24,093	5.5%	$26,990	6.6%

Net income per share – basic	$0.85		$0.83

Net income per share – diluted	$0.82		$0.81

Reconciliation of weighted-average shares outstanding:
Basic weighted-average shares outstanding	28,309		32,411
Dilutive effect of stock-based awards	1,047		1,018
Diluted weighted-average shares outstanding	29,356		33,429

Sleep Number Announces Fourth-quarter and Full-year 2019 Results – Page 4 of 9

SLEEP NUMBER CORPORATION

AND SUBSIDIARIES

Consolidated Statements of Operations

(unaudited – in thousands, except per share amounts)

	Twelve Months Ended
	December 28, 2019	% of Net Sales	December 29, 2018	% of Net Sales
Net sales	$1,698,352	100.0%	$1,531,575	100.0%
Cost of sales	646,429	38.1%	603,614	39.4%
Gross profit	1,051,923	61.9%	927,961	60.6%
Operating expenses:
Sales and marketing	766,922	45.2%	687,380	44.9%
General and administrative	137,956	8.1%	119,378	7.8%
Research and development	34,950	2.1%	28,775	1.9%
Total operating expenses	939,828	55.3%	835,533	54.6%
Operating income	112,095	6.6%	92,428	6.0%
Interest expense, net	11,587	0.7%	5,907	0.4%
Income before income taxes	100,508	5.9%	86,521	5.6%
Income tax expense	18,663	1.1%	16,982	1.1%
Net income	$81,845	4.8%	$69,539	4.5%

Net income per share – basic	$2.78		$1.97

Net income per share – diluted	$2.70		$1.92

Reconciliation of weighted-average shares outstanding:
Basic weighted-average shares outstanding	29,472		35,256
Dilutive effect of stock-based awards	883		909
Diluted weighted-average shares outstanding	30,355		36,165

Sleep Number Announces Fourth-quarter and Full-year 2019 Results – Page 5 of 9

SLEEP NUMBER CORPORATION

AND SUBSIDIARIES

Consolidated Balance Sheets

(unaudited - in thousands, except per share amounts)

subject to reclassification

	December 28, 2019	December 29, 2018
Assets
Current assets:
Cash and cash equivalents	$1,593	$1,612
Accounts receivable, net of allowance for doubtful accounts of $898 and $699, respectively	19,978	24,795
Inventories	87,065	84,882
Prepaid expenses	15,335	8,009
Other current assets	36,397	31,559
Total current assets	160,368	150,857

Non-current assets:
Property and equipment, net	197,421	205,631
Operating lease right-of-use assets [1]	327,017	—
Goodwill and intangible assets, net	73,226	75,407
Other non-current assets	48,011	38,243
Total assets	$806,043	$470,138

Liabilities and Shareholders’ Deficit
Current liabilities:
Borrowings under revolving credit facility	$231,000	$199,600
Accounts payable	134,594	144,781
Customer prepayments	34,248	27,066
Accrued sales returns	19,809	19,907
Compensation and benefits	40,321	27,700
Taxes and withholding	22,171	18,380
Operating lease liabilities [1]	59,561	—
Other current liabilities	53,070	51,234
Total current liabilities	594,774	488,668

Non-current liabilities:
Deferred income taxes	3,808	4,822
Operating lease liabilities [1]	298,090	—
Other non-current liabilities	68,802	86,198
Total non-current liabilities	370,700	91,020
Total liabilities	965,474	579,688

Shareholders’ deficit:
Undesignated preferred stock; 5,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value; 142,500 shares authorized, 27,961 and 30,868 shares issued and outstanding, respectively	280	309
Additional paid-in capital	—	—
Accumulated deficit	(159,711)	(109,859)
Total shareholders’ deficit	(159,431)	(109,550)
Total liabilities and shareholders’ deficit	$806,043	$470,138

1 Effective December 30, 2018, we adopted the new lease accounting standard. We adopted the new guidance on a modified-retrospective basis and have not restated prior periods.

Sleep Number Announces Fourth-quarter and Full-year 2019 Results – Page 6 of 9

SLEEP NUMBER CORPORATION

AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(unaudited – in thousands)

subject to reclassification

	Twelve Months Ended
	December 28, 2019	December 29, 2018
Cash flows from operating activities:
Net income	$81,845	$69,539
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	61,866	61,966
Stock-based compensation	16,657	11,412
Net gain on disposals and impairments of assets	(430)	(51)
Deferred income taxes	(1,014)	7,447
Changes in operating assets and liabilities:
Accounts receivable	4,817	(5,483)
Inventories	(2,183)	(584)
Income taxes	3,066	(6,561)
Prepaid expenses and other assets	(13,959)	5,551
Accounts payable	10,661	(9,894)
Customer prepayments	7,182	(701)
Accrued compensation and benefits	12,920	(6,872)
Other taxes and withholding	725	707
Other accruals and liabilities	7,007	5,064
Net cash provided by operating activities	189,160	131,540

Cash flows from investing activities:
Purchases of property and equipment	(59,239)	(45,515)
Proceeds from sales of property and equipment	2,615	272
Net cash used in investing activities	(56,624)	(45,243)

Cash flows from financing activities:
Net increase in short-term borrowings	26,357	182,336
Repurchases of common stock	(165,079)	(272,446)
Proceeds from issuance of common stock	7,190	2,788
Debt issuance costs	(1,023)	(1,014)
Net cash used in financing activities	(132,555)	(88,336)

Net decrease in cash and cash equivalents	(19)	(2,039)
Cash and cash equivalents, at beginning of period	1,612	3,651
Cash and cash equivalents, at end of period	$1,593	$1,612

Sleep Number Announces Fourth-quarter and Full-year 2019 Results – Page 7 of 9

SLEEP NUMBER CORPORATION

AND SUBSIDIARIES

Supplemental Financial Information

(unaudited)

	Three Months Ended		Twelve Months Ended
	December 28, 2019	December 29, 2018	December 28, 2019	December 29, 2018
Percent of sales:
Retail	90.8%	91.1%	91.8%	91.5%
Online and phone	9.0%	8.3%	7.6%	7.6%
Wholesale/other	0.2%	0.6%	0.6%	0.9%
Total	100.0%	100.0%	100.0%	100.0%

Sales change rates:
Retail comparable-store sales	1%	9%	6%	3%
Online and phone	16%	23%	12%	15%
Company-Controlled comparable sales change	2%	10%	6%	3%
Net opened/closed stores	5%	3%	5%	3%
Total Company-Controlled Channel	7%	13%	11%	6%
Wholesale/other	(56%)	11%	(24%)	(26%)
Total	7%	13%	11%	6%

Stores open:
Beginning of period	602	569	579	556
Opened	12	20	59	53
Closed	(3)	(10)	(27)	(30)
End of period	611	579	611	579

Other metrics:
Average sales per store ($ in 000's) [1]	$2,877	$2,707
Average sales per square foot [1]	$1,034	$998
Stores > $2 million net sales [2]	70%	65%
Stores > $3 million net sales [2]	30%	25%
Average revenue per mattress unit [3]	$4,945	$4,623	$4,865	$4,482

1 Trailing twelve months Company-Controlled comparable sales per store open at least one year.

2 Trailing twelve months for stores open at least one year (excludes online and phone sales).

3 Represents Company-Controlled Channel total net sales divided by Company-Controlled Channel mattress units.

Sleep Number Announces Fourth-quarter and Full-year 2019 Results – Page 8 of 9

SLEEP NUMBER CORPORATION AND SUBSIDIARIES

Earnings before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA)

(in thousands)

We define earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) as net income plus: income tax expense, interest expense, depreciation and amortization, stock-based compensation and asset impairments. Management believes Adjusted EBITDA is a useful indicator of our financial performance and our ability to generate cash from operating activities. Our definition of Adjusted EBITDA may not be comparable to similarly titled definitions used by other companies. The table below reconciles Adjusted EBITDA, which is a non-GAAP financial measure, to the comparable GAAP financial measure:

	Three Months Ended		Trailing Twelve Months Ended
	December 28, 2019	December 29, 2018	December 28, 2019	December 29, 2018
Net income	$24,093	$26,990	$81,845	$69,539
Income tax expense	6,279	9,037	18,663	16,982
Interest expense	2,621	2,094	11,591	5,911
Depreciation and amortization	15,482	15,227	61,410	61,648
Stock-based compensation	4,623	1,314	16,657	11,412
Asset impairments	16	(19)	185	96
Adjusted EBITDA	$53,114	$54,643	$190,351	$165,588

Free Cash Flow

(in thousands)

	Three Months Ended		Trailing Twelve Months Ended
	December 28, 2019	December 29, 2018	December 28, 2019	December 29, 2018
Net cash (used in) provided by operating activities	$(672)	$(2,910)	$189,160	$131,540
Subtract: Purchases of property and equipment	12,482	11,503	59,239	45,515
Free cash flow	$(13,154)	$(14,413)	$129,921	$86,025

Calculation of Leverage Ratio under Revolving Credit Facility

(in thousands)

	Trailing Twelve Months Ended
	December 28, 2019	December 29, 2018
Borrowings under revolving credit facility	$231,000	$199,600
Outstanding letters of credit	3,497	3,497
Finance lease obligations	756	858
Consolidated funded indebtedness	$235,253	$203,955
Capitalized operating lease obligations [1]	527,008	476,341
Total debt including capitalized lease obligations (a)	$762,261	$680,296

Adjusted EBITDA (see above)	$190,351	$165,588
Consolidated rent expense	87,835	79,390
Consolidated EBITDAR (b)	$278,186	$244,978

Leverage Ratio per revolving credit facility (a divided by b)	2.7 to 1.0	2.8 to 1.0

1 A multiple of six times annual rent expense is used as an estimate for capitalizing our operating lease obligations in accordance with our revolving credit facility.

Note - Our Adjusted EBITDA and EBITDAR calculations, Free Cash Flow data and Calculation of Leverage Ratio under Revolving Credit Facility are considered non-GAAP financial measures and are not in accordance with, or preferable to, "as reported," or GAAP financial data. However, we are providing this information as we believe it facilitates analysis of the Company's financial performance by investors and financial analysts.

GAAP - generally accepted accounting principles in the U.S.

Sleep Number Announces Fourth-quarter and Full-year 2019 Results – Page 9 of 9

SLEEP NUMBER CORPORATION AND SUBSIDIARIES

Calculation of Return on Invested Capital (ROIC)

(in thousands)

ROIC is a financial measure we use to determine how efficiently we deploy our capital. It quantifies the return we earn on our invested capital. Management believes ROIC is also a useful metric for investors and financial analysts. We compute ROIC as outlined below. Our definition and calculation of ROIC may not be comparable to similarly titled definitions and calculations used by other companies. The tables below reconcile net operating profit after taxes (NOPAT) and total invested capital, which are non-GAAP financial measures, to the comparable GAAP financial measures:

	Trailing Twelve Months Ended
	December 28, 2019	December 29, 2018
Net operating profit after taxes (NOPAT)
Operating income	$112,095	$92,428
Add: Rent expense [1]	87,835	79,390
Add: Interest income	3	4
Less: Depreciation on capitalized operating leases [2]	(22,358)	(20,392)
Less: Income taxes [3]	(42,592)	(36,444)
NOPAT	$134,983	$114,986

Average invested capital
Total deficit	$(159,431)	$(109,550)
Add: Long-term debt [4]	231,756	200,458
Add: Capitalized operating lease obligations [5]	702,680	635,120
Total invested capital at end of period	$775,005	$726,028

Average invested capital [6]	$757,361	$719,055

Return on invested capital (ROIC) [7]	17.8%	16.0%
[1]	Rent expense is added back to operating income to show the impact of owning versus leasing the related assets.
[2]

Depreciation is based on the average of the last five fiscal quarters' ending capitalized operating lease obligations (see note 5) for the respective reporting periods with an assumed thirty-year useful life. This life assumption is based on our long-term participation in given markets though specific retail location lease commitments are generally 5 to 10 years at inception. This is subtracted from operating income to illustrate the impact of owning versus leasing the related assets.

[3]	Reflects annual effective income tax rates, before discrete adjustments, of 24.0% and 24.1% for 2019 and 2018, respectively.
[4]	Long-term debt includes existing finance lease liabilities.
[5]

A multiple of eight times annual rent expense is used as an estimate for capitalizing our operating lease obligations. The methodology utilized aligns with the methodology of a nationally recognized credit rating agency.

[6]	Average invested capital represents the average of the last five fiscal quarters' ending invested capital balances.
[7]	ROIC equals NOPAT divided by average invested capital.

Note - Our ROIC calculation and data are considered non-GAAP financial measures and are not in accordance with, or preferable to, GAAP financial data. However, we are providing this information as we believe it facilitates analysis of the Company's financial performance by investors and financial analysts.

GAAP - generally accepted accounting principles in the U.S.